                                 LOAN AGREEMENT


                           Dated as of August 10, 1999


                                 by and between

                                   COMC, Inc.,
                                    Borrower,


                                       and


                                William M. Burns,
                                     Lender

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") dated as of August 10, 1999, by and between COMC, INC., an Illinois corporation ("Borrower"), and William M. Burns, an individual residing in Martinez, California ("Lender"), is made with reference to the following facts:

                                    RECITALS

         A. WHEREAS, Borrower, Lender, ICF Communication Solutions, Inc., (f/k/a COMC Acquisition Corp. and a wholly owned subsidiary of Borrower)("ICF"), ICF Communication Systems, Inc. ("Systems"), and Charles E. Lincoln are parties to that certain Agreement and Plan of Merger dated July 24, 1998 (the "Merger Agreement"), pursuant to which Systems merged into and with ICF.

         B. WHEREAS, pursuant to the Merger Agreement, Lender agreed to exchange all of Lender's outstanding shares of stock in Systems for shares of Borrower's common stock and other good and valuable consideration specified in the Merger Agreement.

         C. WHEREAS, a portion of the consideration Lender received in exchange for Lender's shares of common stock in Systems consisted of three (3) separate promissory notes executed by Borrower in favor of Lender as of August 5, 1998, for a combined total of $1,750,000.00 (collectively the "Promissory Notes").

         D. WHEREAS, the first of the Promissory Notes is in the original principal amount of $500,000, and became due and payable in full on January 4, 1999; the second of the Promissory Notes is in the original principal amount of $750,000, and became due and payable in full on January 5, 1999; and the third of the Promissory Notes is in the original principal amount of $500,000, and is due and payable in full on August 17, 1999.

         D. WHEREAS, Borrower has been unable to meet its re-payment obligations under the first two Promissory Notes, which became due and payable in full on January 4, 1999, and January 5, 1999, respectively.

         E. WHEREAS, certain individuals and entities ("Investors") have entered into negotiations with John Ackerman concerning the acquisition of shares of Borrower's common stock.

         F. WHEREAS, Investors have conditioned their acquisition of shares of Borrower's common stock upon the restructuring and consolidation of the Promissory Notes into a single promissory note (the "Subordinated Note") in accordance with the terms and conditions set forth in this Agreement.

         G. WHEREAS, in connection with Investor's acquisition of Borrower's common stock, and as consideration for the restructuring of the Promissory Notes, Borrower has agreed to grant Lender options to purchase additional shares of common stock in Borrower, thereby increasing Lender's percentage interest in Borrower.

         NOW, THEREFORE, in consideration of the foregoing, and to secure the payment by Borrower of all principal and interest due under the Promissory Notes, and the performance and observance by Borrower of all the agreements, covenants and provisions contained herein or in any other of the Loan Documents, as defined below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Definitions. Unless the context shall otherwise require, the capitalized terms used herein shall for all purposes hereof have the respective meanings as set forth in this Section 1.01 (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  "Agreement" shall mean this Loan Agreement, to be effective as of the date stated at the top of the first page.

                  "Closing Date" shall mean August 10, 1999, the date on which the closing of the Loan Documents shall occur.

                  "Guarantor" shall mean ICF.

                  "Guaranty" shall mean the Guaranty Agreement (the "Guaranty") executed by Guarantor in favor of Lender, which shall guaranty Borrower's obligations and full performance under the Subordinated Note. A copy of the Guaranty is attached hereto as Exhibit B.

                  "Loan Documents" shall mean this Agreement, the Subordinated Note, and the Guaranty.

                  "Subordinated Note" shall mean the promissory note described in Article II, below, and to be delivered by Borrower to Lender at the Closing in substantially the form attached hereto as Exhibit A.

                                   ARTICLE II

                              THE SUBORDINATED NOTE

         SECTION 2.01. Form of Subordinated Note. The Subordinated Note shall be in substantially the same form as set forth in Exhibit A attached hereto.

         SECTION 2.02. Effective Date of Subordinated Note. Borrower shall execute and deliver the Subordinated Note to Lender on or before the Closing Date.

         SECTION 2.03. Effect of Subordinated Note. The Subordinated Note is being issued to Lender in connection with the restructuring and consolidation of Borrower's existing debt to Lender, as evidenced by the Promissory Notes. The Subordinated Note shall indicate that it supersedes and cancels the Promissory Notes and all obligations thereunder. Upon the Closing Date, and the satisfaction of all conditions hereunder, Borrower shall surrender the original executed Promissory Notes to Lender in exchange for the Subordinated Note, which shall thereafter evidence Borrower's obligation to Lender for the Principal Amount.

         SECTION 2.04. Principal Amount of Subordinated Note. The principal amount of the Subordinated Note shall equal ONE MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS AND No/100ths (US$ 1,750,000.00) (the "Principal Amount").

         SECTION 2.05. Payment and Term of Subordinated Note. No principal payments shall be due under the Subordinated Note until the third anniversary of the Closing Date, at which time all principal and interest then accrued shall be due and payable to Lender in full.

         SECTION 2.06. Interest. The principal amount of the Subordinated Note outstanding from time to time shall bear interest at the rate of ten percent (10%) per annum, calculated on the basis of a 360 day year. All interest under the Subordinated Note shall be payable in areas in monthly installments on the first day of each calendar month (or if such day is not a business day, on the next business day). Interest shall accrue from the Closing Date until all amounts owed under the Subordinated Note are paid in full.

         SECTION 2.07. Security. The Subordinated Note shall be unsecured.

         SECTION 2.08. Recourse. The Subordinated Note shall be fully recourse against Borrower, and Lender shall have full recourse to all property and assets of Borrower for the obligations of Borrower under the Subordinated Note.

         SECTION 2.09. Guaranty. The Subordinated Note shall be fully guaranteed by Guarantor pursuant to the Guaranty Agreement.

         SECTION 2.10. Subordination. The Subordinated Note shall be subordinate to all amounts hereafter owed by Borrower and/or ICF under the following lines of credit: (i) a working Line of Credit to be extended to ICF that shall not exceed $3,000,000.00 (the "Working Capital Line of Credit"); and (ii) an acquisition line of credit to be extended to Borrower that shall not exceed $25,000,000.00 (the "Acquisition Line of Credit").

         SECTION 2.11. Method of Payment. The principal of and interest on all amounts due under the Subordinated Note will be payable in immediately available funds to Lender at 2840 Howe Road, Suite D, Martinez, California, or at such other place as Lender shall designate to Borrower in writing.

         SECTION 2.12. Applications of Payments. Each payment received by Lender under Subordinated Note shall be applied, first, to the payment of accrued interest on the Subordinated Note to the date of such payment (as well as any interest on overdue principal or, to the extent permitted by law, interest and other amounts thereunder), second, to the payment of the principal amount of the Subordinated Note remaining unpaid.

         SECTION 2.13. Prepayment of the Subordinated Note. At any time, upon at least five business days' prior written notice to Lender, Borrower may prepay the outstanding principal balance of the Subordinated Note, or any portion thereof (together with interest accrued thereon to the date of prepayment).

         SECTION 2.14. Conversion Upon Event of Default. Upon the occurrence of an Event of Default under Section 7.01(a), and the expiration of all applicable cure periods as set forth herein, Lender may, at Lender's sole and absolute discretion, convert all or any portion of the outstanding principal balance of the Subordinated Note, and all or any portion of the accrued but unpaid interest thereon, into Borrower's common stock ("Common Stock"). Lender shall exercise its conversion rights hereunder by giving Borrower written notice of its intent to covert at any time after an Event of Default has occurred, which notice shall specify the total dollar value of the amount to be converted into Common Stock (the

"Conversion Notice"). For purposes of Lender's conversion rights hereunder, the Common Stock shall be valued at $0.50 per share. Provided that any cure period applicable to the Event of Default has lapsed, Borrower shall issue to Lender the number of shares specified in Lender's Conversion Notice immediately. The total value of all Common Stock issued to Lender pursuant to this Section shall be applied towards the outstanding principal balance of the Subordinated Note. In the event of a stock split or other type of corporate reorganization, the value of the Common Stock to be issued hereunder shall be adjusted accordingly. Any Common Stock issued under this Section shall be included in the Registration Statement (as this term is defined in the Merger Agreement). In the event that Borrower shall have filed the Registration Statement prior to an Event of Default, and Lender elects to receive Common Stock in accordance with this Section, Borrower shall, prior to the effective date of the Registration Statement, file an amendment to the Registration Statement to include the Common Stock to be issued in accordance with this Section. If the Registration Statement shall become effective prior to an Event of Default, and upon the occurrence of such Event of Default Lender elects to receive Common Stock in accordance with this Section, the Borrower shall, as soon as possible, file a new registration statement with respect to the Common Stock to be issued pursuant to this section under the same terms (other than the time period to allow registration) set forth in the Merger Agreement. Borrower shall pay all expenses of the registration hereunder. In no event, however, shall Borrower be liable for Lender's underwriting discounts or the fees of Lender's counsel. If Borrower at any time proposes to register any of its securities under the Securities Act of 1933, as amended, for sale to the public, whether for its own account or for the account of other security holders, or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Common Stock for sale to the public), Borrower will give written notice to Lender of its intention to do so. Upon the written request of Lender, Borrower will use its best efforts to cause any Common Stock to be issued pursuant to this Section to be included in the securities to be covered by the registration statement proposed to be filed by Borrower.

         SECTION 2.15. Mutilated, Destroyed, Lost or Stolen Notes. If the Subordinated Note, or any promissory note issued by Lender to Borrower in replacement thereof, shall become mutilated or shall be destroyed, lost or stolen, Borrower shall, upon the written request of Lender or the holder of the Note, execute and deliver in replacement thereof, a new promissory note, payable in the same original principal amount and dated the same date as the promissory note so mutilated, destroyed, lost or stolen ("Replacement Note"). Borrower and Lender shall make a notation on the Replacement Note of the amount of all payments of principal theretofore made, or the date to which such payments have been made, on the promissory note so mutilated, destroyed, lost or stolen and the date to which interest on such old note has been paid. If the note being replaced has been mutilated, such note shall be delivered to Borrower and shall be canceled by it. If the note being replaced has been destroyed, lost or stolen, any holder of a note shall furnish to Borrower the indemnity agreement of Lender as shall be satisfactory to Borrower to save Borrower and hold Borrower harmless from any loss, however remote, including claims for principal of and interest on the purportedly destroyed, lost or stolen note, together with evidence satisfactory to Borrower of the destruction, loss or theft of such note and of the ownership thereof.

         SECTION 2.16. Modification. The Subordinated Note may not be amended or modified except by written agreement signed by Borrower and Lender.

                                   ARTICLE III

                                LENDER'S EXPENSES

         SECTION 3.01. Expenses and Costs. Borrower shall pay any and all costs and expenses reasonably incurred by Lender in connection with the preparation and execution of the Loan Documents, and in the exercise of any of Lender's rights or remedies under the Loan Documents. Such costs and expenses may include, but are not limited to, reasonable accounting and attorneys' fees, as well as Lender's due diligence and documentation expenses.


                                   ARTICLE IV

                              CONDITIONS TO CLOSING

         SECTION 4.01. Borrower's Deliveries At Closing. As a condition precedent to the Closing, and Lender's obligation to consummate the transactions contemplated hereunder, Borrower shall deliver the following items to Lender at the Closing, in a form and content that is acceptable to Lender:

                  (a) Authorization of Loan Documents. Evidence that the execution, delivery and performance of the Loan Documents by Borrower and Guarantor has been duly authorized and approved.

                  (b) Good Standing Certificates. Certificates of Good Standing issued by the state where Borrower and Guarantor were formed, as well as all other states in which Borrower and/or Guarantor are required to qualify to conduct business.

                  (c) The Loan Documents. The Loan Documents, including the Guaranty, fully executed by an authorized representative of Borrower or Guarantor.

                  (d) Payment of Fees. Payment of all expenses incurred by Lender, in accordance with Section 3.01, above.

                  (e) Other Items. Any other documents and/or other items that Lender may reasonably require as a condition precedent to this Agreement, including, but not limited to evidence that all of the transactions referenced in that certain Letter of Intent by and between Christopher Smith, William M. Burns, Charles E. Lincoln and John Ackerman dated March 31, 1999, together with all amendments thereto, have been consummated.

         SECTION 4.02 Lender's Deliveries At Closing. As a condition precedent to the Closing, and Borrower's obligation to consummate the transactions contemplated hereunder, Lender shall deliver the following items to Borrower at the Closing:

                  (a) The original signed Promissory Notes; and

                  (b) A UCC-3 Termination Statement fully executed by Lender, terminating any and all security interests ICF has granted to Lender.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01 Borrower hereby represents and warrants to Lender that the statements contained in this Article V are correct and complete as of the Closing Date, except as set forth on the Disclosure Schedules attached hereto and incorporated herein by this reference, which Disclosure Schedules shall be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article V:

                  (a) Organization of Borrower; Good Standing. Borrower is a corporation duly organized and validly existing under the laws of the State of Illinois. In each state in which Borrower does business or owns assets, it is properly licensed, in good standing, and, where required, in compliance with any qualification and fictitious name statutes.

                  (b) Authorization; Enforceable Agreement. The Loan Documents are within Borrower's powers, have been duly authorized, and do not conflict with any of Borrower's organizational documents. The Loan Documents do not conflict with any law, agreement, or obligation by which Borrower is bound. The Loan Documents are legal, valid and binding agreements of Borrower, enforceable against Borrower in accordance with their terms, and any instrument or document required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

                  (c)      Financial Information.

                           (i) The un-audited balance sheet of Borrower as of
March 31, 1999, and the related profit and loss statement for the period ended on that date, copies of which have been previously delivered to Lender by Borrower, and all other financial statements and data submitted in writing by Borrower to Lender in connection with the Subordinated Note are true and correct, and said balance sheet and profit and loss statement present fairly the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently applied ("GAAP"). Borrower has no knowledge of any liabilities, contingent or otherwise, at said date not reflected in said balance sheet and Borrower has not entered into any material commitments or material contracts which are not reflected in said balance sheet which may have a materially adverse effect upon its financial condition, operations or business as now conducted. Since said date there have been no changes in the assets or liabilities or financial condition of Borrower other than changes in the ordinary course of business, and no such changes have been materially adverse changes.

                           (ii) All financial and other information that has
been or will be supplied to Lender, including the financial statements of Borrower (and of Guarantor), is:

                                    (1) Sufficiently complete to give Lender
accurate knowledge of the subject's financial condition, including all material contingent liabilities; and

                                    (2) Does not fail to state any material
facts necessary to make the information contained therein not misleading.

All such information was and will be prepared in accordance with GAAP, unless otherwise noted. Since the dates of the financial information specified above, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of Borrower or any other subject thereof.

                  (d) Lawsuits. There is no lawsuit, arbitration, claim or other dispute pending or threatened against Borrower or Guarantor which, if lost, would impair Borrower's or Guarantor's financial condition or ability to repay the amounts owed under the Subordinated Note.

                  (e) Title to Assets. Borrower and Guarantor have good and clear title to all of their assets, and the same are not subject to any mortgages, deeds of trust, pledges, security interests or other encumbrances.

                  (f) Permits, Franchises. Borrower and Guarantor possess all permits, franchises, contracts and licenses required and all trademark rights, trade name rights, and fictitious name rights necessary to enable them to conduct the business in which Borrower and Guarantor are now engaged.

                  (g) Income Tax Returns. Borrower and Guarantor have filed all tax returns and reports required to be filed and have paid all applicable federal, state and local franchise, income and property taxes which are due and payable. Borrower has no knowledge of any pending assessments or adjustments of its income taxes or property taxes for any year, except as have been disclosed in writing to Lender. Borrower is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

                  (h)      ERISA Plans.

                           (i) The following terms have the meanings indicated
for purposes of this Agreement:

                                    (1) "Code" means the Internal Revenue Code
of 1986, as amended from time to time;

                                    (2) "ERISA" means the Employee Retirement
Income Security Act of 1974, as amended from time to time;

                                    (3) "ERISA Affiliate" means any trade or
business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code;

                                    (4) "PBGC" means the Pension Benefit
Guaranty Corporation; and

                                    (5) "Plan" means a pension, profit-sharing
or stock bonus plan intended to qualify under Section 401(a) of the Code, maintained or contributed to by Borrower, Guarantor or any ERISA Affiliate, including any multi-employer plan within the meaning of Section 4001(a)(3) of ERISA.

                           (ii) Each Plan (other than a multi-employer plan) is
in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan has received a favorable determination letter from the IRS and to the best knowledge of Borrower, nothing has occurred which would cause the loss of such qualification. Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

                           (iii) There are no claims, lawsuits or actions
(including by any governmental authority), and there has been no prohibited transaction or violation of the fiduciary responsibility rules, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect.

                           (iv) With respect to any Plan subject to Title IV of
ERISA:

                                    (1) No reportable event has occurred under
Section 4043(c) of ERISA for which the PBGC requires 30 day notice;

                                    (2) No action by Borrower or any ERISA
Affiliate to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under Section 4041 of ERISA; and

                                    (3) No termination proceeding has been
commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

                  (i) Other Obligations. Neither Borrower nor Guarantor is in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

                  (j) No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a default under the Loan Documents.

                  (k)      Year 2000 Compliance.

                           (i) Borrower and Guarantor have (a) conducted a
comprehensive review and assessment of all areas of their businesses that could be adversely affected by the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999), (b) developed a detailed plan and timeline for addressing the year 2000 problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Borrower reasonably anticipates that all computer applications that are material to its business and Guarantor's business will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (i.e., be "year 2000 compliant").

                           (ii) Borrower and Guarantor have made inquiry of each
of their key suppliers, vendors, and customers with respect to the year 2000 problem and, based on that inquiry, believes that each of them will on a timely basis be year 2000 compliant in all material respects. For the purposes of this Section, "key suppliers, vendors, and customers" refers to those suppliers, vendors and customers of Borrower and/or Guarantor the business failure of which would with reasonable probability result in a material adverse change in Borrower's or Guarantor's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the Subordinated Note.

                                   ARTICLE VI

                                   COVENANTS

         SECTION 6.01. Until all amounts owed to Lender under the Subordinated Note are repaid in full, Borrower shall fully comply with the following conditions and covenants:

                  (a) Financial Information. Borrower shall provide the following financial information and statements and such additional information as requested by Lender from time to time:

                           (i) As soon as available but not later than one
hundred twenty (120) days after Borrower's fiscal year end, Borrower's annual financial statements including balance sheet, income statement and source and use of funds statement. These financial statements must be audited by a Certified Public Accountant ("CPA") acceptable to Lender.

                           (ii) As soon as available but not later than
forty-five (45) days after the period's end, Borrower's quarterly financial statements, including balance sheet, income statement and source and use of funds statement. These financial statements may be Borrower prepared and certified by its chief financial officer.

                           (iii) Promptly, upon sending or receipt, copies of
any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower's auditor.

                           (iv) Every six (6) months, a statement of cash flow
projections for at least the next twenty-four (24) months for Borrower on an unconsolidated basis.

                           (v) Copies of Borrower's federal income tax returns
(with all forms attached), within fifteen (15) days of filing.

                           (vi) Copies of Borrower's Form 10-K Annual Report,
Form 10-Q Quarterly Report and Form 8-K Current Report within fifteen (15) days after the date of filing with the Securities and Exchange Commission.

                           (vii) Guarantor's quarterly, and annual financial
statements, including balance sheet and income statement, in form satisfactory to Lender within thirty (30) days of period end.

                  (b) Other Information. Borrower shall provide to Lender:

                           (i) Promptly after the same are received, copies of
all reports which Borrower's CPA delivers to it.

                           (ii) Such additional financial and other information
as Lender may reasonably request from time to time.

                  (c) Financial Covenants. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP.

                           (i) Senior Debt to Adjusted EBITDA. Borrower shall
maintain on a consolidated basis, a ratio of Senior Debt to Adjusted EBITDA of less than 4.0 to 1.0.

                                    "Senior Debt" is defined as all
interest-bearing debt to which the Lender is Subordinated.

                                    "Adjusted EBITDA" is defined as net income,
plus interest expense, income taxes, depreciation, amortization, extraordinary losses, other non-cash charges, and Transaction Expense, less extraordinary gains or income, all as determined in accordance with GAAP.

                                    "Transaction Expense" is defined as expenses
related to the issuance of debt or equity capital or the purchase of, investment in or joint venture with any other company, whether consummated or not, including, but not limited to legal, accounting, due diligence, travel and brokers expenses.

                           (ii) Borrower's Total Borrowings. Borrower shall
limit Borrower's total borrowings on a consolidated basis to less than five times Borrower's Adjusted EBITDA on a consolidated basis.

                           (iii) Dividends. Borrower shall not pay any dividends
to owners, principal officers, partners, or stockholders of Borrower.

                           (iv) Capital Expenditures. Borrower shall not spend
or incur obligations (including the total amount of any capital leases) for more than One Million Dollars and no/100ths ($1,000,000.00) in total principal amount in any single fiscal year to acquire fixed or capital assets or to undertake any major construction or renovation.

                           (v) Working Capital. Borrower shall maintain on a
consolidated basis a positive working capital balance (excluding income taxes owed from current liabilities).

                  (d) Taxes and Other Liabilities. Borrower shall pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against Borrower or any of its properties, and all its other debts, liabilities and obligations, including all liabilities and debts of Guarantor, and those described in sub-paragraph (e), below, at any time existing, except to the extent and so long as:

                           (i) The same are being contested in good faith and by
appropriate proceedings in such manner as not to cause any materially adverse effect to Borrower's financial condition or the loss of any right of redemption from any sale thereunder; and

                           (ii) Borrower shall have set aside on its books
reserves (segregated to the extent required by GAAP) adequate with respect thereto.

                  (e) Other Debts. Borrower shall not have or incur, directly or indirectly through any of its subsidiaries, any direct or contingent debts or lease obligations, or become liable for the debts of others without Lender's written consent. This requirement does not apply to or prohibit:

                           (i) Borrower's debt to Lender as evidenced by the
Subordinated Note;

                           (ii) Borrower's debt to Charles E. Lincoln in the
amount of $1,750,000.00

                           (iii) The Acquisition Line of Credit;

                           (iv) The Working Capital Line of Credit;

                           (v) Acquiring goods, supplies, or merchandise on
normal trade credit;

                           (vi) Current account payables and liabilities
incurred by Borrower and/or Guarantor in the normal course of business; or

                           (vii) Any additional debt incurred or assumed by
Borrower or Guarantor in the course of acquisitions which is subordinate to all amounts owed to Lender under the Subordinated Note in accordance with Section 6.01(c) (i).

                  (f) Liens. Borrower shall not create, assume, or allow any security interest or lien (including judicial liens) on property that Borrower and/or Guarantor now or later own, except:

                           (i) Liens for property taxes not yet due;

                           (ii) Liens outstanding on the date of this Agreement
as fully disclosed in Section 6.01(f)(ii) of the Disclosure Schedules and permitted by Lender;

                           (iv) Liens which secure obligations under the Working
Capital Line of Credit; and

                           (v) Liens which secure obligations under the
Acquisition Line of Credit.

                  (g) Loans to Officers. Borrower shall not make or permit any loans, advances or other extensions of credit to any of Borrower's or Guarantor's executives, officers, directors, shareholders or partners (or any relatives of any of the foregoing).

                  (h) Change of Ownership. Borrower shall not cause, permit, or suffer any change, direct or indirect, in Borrower's or Guarantor's capital ownership in excess of fifty percent (50%).

                  (i) Notices to Lender. Borrower shall promptly notify Lender in writing of:

                           (i) Any Event of Default hereunder or any event which
would become an Event of Default hereunder upon the giving of notice, the lapse of time, or both;

                           (ii) Any lawsuit or arbitration award of over Fifty
Thousand Dollars ($50,000) against Borrower (or any Guarantor);

                           (iii) Any significant dispute between Borrower or
Guarantor and any
government authority;

                           (iv) Any failure to comply with this Agreement;

                           (v) Any material adverse change in Borrower's or any
Guarantor's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the amount owing under the Subordinated Note; and

                           (vi) The occurrence or reasonable likelihood of
occurrence of any material adverse change in Borrower's or any Guarantor's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the line of credit; and

                           (vii) Any change in Borrower's name or trade name,
legal structure, or place of business, (or chief executive office if Borrower has more than one place of business).

                  (j) Audits; Books and Records. Borrower and Guarantor shall maintain adequate books and records and to allow Lender and its agents to inspect Borrower's and/or Guarantor's properties and examine, audit and make copies of books and records at any reasonable time. If any of Borrower's and/or Guarantor's properties, books or records are in the possession of a third party, Borrower hereby authorizes that third party to permit Lender or its agents to have access to perform inspections or audits and to respond to Lender's requests for information concerning such properties, books and records. Lender has no duty to inspect Borrower's and/or Guarantor's properties or to examine, audit, or copy books and records and Lender shall not incur any obligation or liability by reason of not making any such inspection or inquiry. In the event that Lender inspects Borrower's and/or Guarantor's properties or examines, audits, or copies books and records, Lender will be acting solely for the purposes of protecting Lender's security and preserving Lender's rights under this Agreement. Neither Borrower nor any other party is entitled to rely on any inspection or other inquiry by Lender. Lender owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any adverse condition that may be observed as affecting Borrower's properties or premises, or Borrower's business. Lender may in its discretion disclose to Borrower or any other party any findings made as a result of, or in connection with, any inspection of Borrower's and/or Guarantor's properties.

                  (k) Compliance with Laws. Borrower shall comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over Borrower's business.

                  (l) Preservation of Rights. Borrower shall maintain and preserve all rights, privileges, and franchises Borrower and/or Guarantor now has or subsequently obtain.

                  (m) Maintenance of Properties. Borrower shall make repairs, renewals, or replacements to keep Borrower's and Guarantor's properties in good working condition.

                  (n) Insurance. Borrower shall maintain the following insurance:

                           (i) Liability Insurance. Commercial general liability
coverage with such limits as Lender may require. This policy shall name Lender as an additional insured. Coverage shall be written on an occurrence basis, not claims made.

                           (ii) Property Damage Insurance. Property damage
insurance in nonreporting form on Borrower's property, with a policy limit in an amount not less than the full insurable value of the property on a replacement cost basis. The policy shall include a business interruption (or rent loss, if more appropriate) endorsement in the amount of twelve (12) months' principal and interest payments, taxes and insurance premiums, a lender's loss payable endorsement in favor of Lender, and any other endorsements reasonably required by Lender.

                  (o) ERISA Plans. With respect to a Plan subject to ERISA, Borrower shall give prompt written notice to Lender of:

                           (i) The occurrence of any reportable event under
Section 4043(c) of ERISA for which the PBGC requires 30 day notice;

                           (ii) Any action by Borrower or any ERISA Affiliate to
terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041 of ERISA; and

                           (iii) The commencement of any proceeding with respect
to a Plan under Section 4042 of ERISA.

                  (p) Additional Negative Covenants. Borrower shall not take or permit Guarantor to take any of the following actions, without Lender's prior written consent:

                           (i) Engage in any business activities substantially
different from Borrower's or Guarantor's present business;

                           (ii) Liquidate, dissolve or cease Borrower's or
Guarantor's business, or terminate Borrower's or Guarantor's existence;

                           (iii) Enter into any consolidation, merger, or other
combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company;

                           (iv) Sell, assign, lease, transfer or otherwise
dispose of all or a substantial part of Borrower's or Guarantor's business or Borrower's or Guarantor's assets; or

                           (v) Sell, assign, lease, transfer or otherwise
dispose of any assets for less than fair market value or enter into any agreement to do so or any sale and leaseback agreement covering any of its fixed or capital assets.

                  (q) Cooperation. Borrower shall take any action reasonably requested by Lender to carry out the intent of the Loan Documents.


                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.01 Events Of Default. Each of the following events shall constitute an event of default ("Event of Default") under the Subordinated Note, and shall entitle Lender to all of the rights and remedies specified in Section 7.02, below.

                   (a) Failure to Pay. Borrower fails to make a payment of interest or principal as required under the Loan Documents within three (3) days after the date when due.

                  (b) False Information. Borrower has given or gives false or misleading information to Lender, or any representation or warranty made hereunder proves to be false or misleading.

                  (c) Breach of Covenant. Borrower breaches or fails to fully perform any of the covenants contained herein.

                  (d) Change of Management. Dissolution, termination or liquidation of Borrower, Guarantor, or any executive officer or majority stockholder of the same, or Borrower's chief executive officer ceases for any reason to act in said capacity; and said person is not replaced within thirty
(30) days by someone satisfactory to Lender as being a comparable substitute.

                  (e) Bankruptcy. Borrower or Guarantor files a bankruptcy petition or makes a general assignment for the benefit of creditors, or a bankruptcy petition is filed against Borrower or Guarantor. The default will be deemed cured if any bankruptcy petition filed against Borrower or Guarantor is dismissed within a period of forty-five (45) days after the filing.

                  (f) Receivers. A receiver or similar official is appointed for Borrower's business, or the business is terminated.

                  (g) Judgments. Any judgment or arbitration award is entered against Borrower or Guarantor, or Borrower or Guarantor enters into any settlement agreement with respect to any litigation, claim or arbitration, in an aggregate amount of Fifty Thousand Dollars ($50,000) or more.

                  (h) ERISA Plans. Any one or more of the following events occurs with respect to a Plan subject to Title IV of ERISA, provided such event or events could reasonably be expected, in the judgment of Lender, to subject Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of Borrower:

                           (i) A reportable event occurs under Section 4043(c)
of ERISA with respect to a Plan; or

                           (ii) Any Plan terminates (or proceedings are
commenced to terminate a Plan) or Borrower or any ERISA Affiliate withdraws from a Plan, whether in full or in part.

                  (i) Government Action. Any government authority takes action that materially adversely affects Borrower's or Guarantor's financial condition or ability to repay the Subordinated Note.

                  (j) Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in Borrower's or Guarantor's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the amounts outstanding under the Subordinated Note.

                  (k) Default Under Related Documents. Any breach, violation, termination, invalidation of, or event of default under, any of the other Loan Documents, or Lender's employment agreement with Borrower.

                  (l) Other Breach Under This Agreement. Borrower fails to meet any of the conditions of or fails to perform any obligation under any term of this Agreement not specifically referred to in this Article. If, in Lender's opinion, the breach is capable of being remedied, the breach will not be considered an Event of Default under this Agreement for a period of thirty (30) days after the date on which Lender gives written notice of the breach to Borrower.

         SECTION 7.02. Borrower's Right To Cure. Upon the occurrence of an Event of Default, Lender shall promptly give Borrower written notice thereof. Borrower shall then have a period of thirty (30) days from the date of receipt of Lender's written notice to cure said Event of Default. If after the expiration of thirty (30) days Lender has not cured such Event of Default, Lender shall be entitled to the rights and remedies described in Section 8.01, below.

                                  ARTICLE VIII

                     ENFORCING THIS AGREEMENT; MISCELLANEOUS

         SECTION 8.01. Remedies. If an Event of Default occurs, and Borrower fails to cure such Event of Default within the time period provided above, Lender may, at Lender's sole and absolute discretion, exercise any and all rights or remedies that it has under any of the Loan Documents, or which are otherwise available to Lender at law or in equity, including, without limitation, the following:

                  (a) Lender may declare Borrower in default, and require Borrower to repay all principal outstanding under the Subordinated Note, together with all interest that has accrued thereon, immediately and without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands of any kind.

                  (b) If the Event of Default involves a Failure to Pay, as described under Section 7.01(a), above, Lender may, in accordance with Section 2.14, exercise its conversion rights with respect to all or any portion of the principal outstanding under the Subordinated Note, together with all interest that has accrued thereon, immediately and without prior notice.

All of Lender's rights and remedies hereunder shall be cumulative.

         SECTION 8.02. California Law. This Agreement shall be governed by California law, without regard to principles of conflicts of law.

         SECTION 8.03.     Arbitration.

                  (a) Mandatory Arbitration. Except as provided below, any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or the other Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered into any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (b) Provisional Remedies and Self-Help. No provision of this Agreement shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

         SECTION 8.04. Waiver of Jury Trial. Borrower and Lender hereby waive to the fullest extent permitted by law, trial by jury in any court proceedings brought under or in connection with this Loan Agreement.

         SECTION 8.05. Presentment, Demands and Notice. Lender shall be under no duty or obligation to make or give any presentment, demands for performances, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligation or indebtedness under the Loan Documents.

         SECTION 8.06. Indemnification. Borrower shall indemnify, save, and hold harmless Lender and all of Lender's employees, agents, successors, attorneys and assigns (collectively, the "Indemnitees") for, from and against the following matters (collectively, the "Indemnified Matters"):

                  (a) Any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, charges, expenses and disbursements (including attorneys' fees, including the reasonable estimate of the allocated cost of in-house counsel and staff) of any kind with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, and the transactions contemplated hereby, and with respect to any investigation, litigation or proceeding related to this Agreement and the other Loan Documents.

                  (b) Any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, charges, expenses and disbursements (including attorneys' fees, including the reasonable estimate of the allocated cost of in-house counsel and staff) directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a "Hazardous Substance." As used herein, "Hazardous Substance" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such law, including without limitation petroleum or natural gas. This indemnity will apply whether the Hazardous Substance is on, under or about Borrower's property or operations or property leased to Borrower.

                  (c) Any and all writs, subpoenas, claims, demands, actions, or causes of action that are served on or asserted against any Indemnitee (if directly or indirectly related to a writ, subpoena, claim, demand, action, or cause of action against Borrower or any affiliate of Borrower); and any and all liabilities, losses, costs, or expenses (including attorneys' fees, including the reasonable estimate of the allocated cost of in-house counsel and staff) that any Indemnitee suffers or incurs as a result of any of such Indemnified Matters.

                  The obligations of Borrower under this Section shall survive re-payment of all amounts due under the Note. The foregoing notwithstanding, Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Matters arising from the gross negligence or willful misconduct of such Indemnitee.

         SECTION 8.07. Attorneys' Fees. In the event of a lawsuit or arbitration proceeding, including any tort proceeding, between or among the parties hereto, the prevailing party is entitled to recover costs and reasonable attorneys' fees (including any allocated costs of in-house counsel) incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

         SECTION 8.08. Notices. All notices required under this Agreement shall be personally delivered or sent by registered or certified mail, postage prepaid, or facsimile transmission (using facsimile equipment providing written confirmation of receipt at the receiving facsimile number) to the parties at the addresses set forth below, or to such other addresses as Lender and Borrower may specify from time to time in writing. Notices shall be effective upon receipt or when proper delivery is refused:

                  If to Lender:

                  William M. Burns
                  121Stonehaus
                  Matinez, California 94553
                  Fax No.: (925) 229-5897


                  If to Borrower:

                  COMC, Inc.,
                  400 N. Glenoaks Boulevard
                  Burbank, California 91502
                  Attention: President
                  Fax No.: ________________

         SECTION 8.09. Successors and Assigns. This Agreement is binding on Borrower's and Lender's successors and assignees. Borrower and Lender agree that neither party may assign this Agreement or the other Loan Documents without prior written consent of the other.

         SECTION 8.10. Integration; Headings. The Loan Documents (a) integrate all the terms and conditions in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, including any loan commitment to Borrower, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail. Headings and captions are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement. The exhibits to this Agreement are hereby incorporated in this Agreement.

         SECTION 8.11. Interpretation. Time is of the essence in the performance of this Agreement by Borrower. The word "include(s)" means "include(s), without limitation," and the word "including" means "including but not limited to." No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.

         SECTION 8.12. Severability; Waivers; Amendments. This Agreement may not be modified or amended except by a written agreement signed by the parties. Any consent or waiver under this Agreement must be in writing. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. If Lender waives a default, it may enforce a later default. No waiver shall be construed as a continuing waiver. No waiver shall be implied from Lender's delay in exercising or failure to exercise any right or remedy against Borrower. Consent by Lender to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Lender's consent to be obtained in any future or other instance.

         SECTION 8.13. Counterparts. This Agreement may be executed in counterparts each of which, when executed, shall be deemed an original, and all such counterparts shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date stated at the top of the first page.



                                            BORROWER:

                                            COMC, Inc., an Illinois
                                            Corporation


                                            /s/ John Ackerman
                                            ----------------------------
                                            John Ackerman, CEO



                                            LENDER:


                                            /s/ William M. Burns
                                            ------------------------------
                                            William M. Burns

                                    EXHIBIT A

                                    EXHIBIT B